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                                                                   EXHIBIT 10.64

                                AMENDMENT 2002-1

                              BECKMAN COULTER, INC.
                                  SAVINGS PLAN

                  WHEREAS, Beckman Coulter, Inc. (the "COMPANY") maintains the Beckman Coulter, Inc. Savings Plan (the "PLAN"); and

                  WHEREAS, pursuant to Section 8.1 of the Plan, the Company is authorized to amend the Plan; and

                  WHEREAS, the Company desires to amend the Plan to make certain changes requested by the Internal Revenue Service ("IRS") so that the IRS may issue a favorable determination letter with respect to the Plan's amendment and restatement to comply with the provisions of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000.

                  NOW, THEREFORE, this Amendment 2002-1 is hereby adopted, effective as of January 1, 2001, except as otherwise noted:

         1. Clause (i) of the first sentence of the definition of "Covered Employee" under Section 1.2 of the Plan is amended to read as follows:

         "(i) all Leased Employees."

         2. The definition of "Employee" under Section 1.2 of the Plan is amended to read in its entirety as follows:

         "'Employee' shall mean every person employed by the Company, or a Related Company, including any Leased Employees and any other individual required to be treated as employed by the Company or a Related Company under
Section 414(o) of the Code."

         3.       The following new definition of "Leased Employee" is added to
Section 1.2 of the Plan immediately following the definition of "Investment Manager":

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         "'Leased Employee' shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (`leasing organization'), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient."

         4. Clause (v) of the first sentence of the definition of "Related Company" under Section 1.2 of the Plan is amended to read as follows:

         "(v) in the case of an employee of a "leasing organization" (as such term is defined in Section 414(n) of the Code) who constitutes a Leased Employee with respect to the Company or Related Company, any leasing organization."

                  IN WITNESS WHEREOF, this Amendment 2002-1 is hereby adopted this 25th day of November, 2002.

                                   BECKMAN COULTER, INC.

                                    By:  /s/ Fidencio M. Mares
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                                   Its:  Vice President, Human Resources
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